UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Merger with Oncotelic, Inc.

On April 22, 2019, Mateon Therapeutics, Inc. (the “Company”) completed its merger with Oncotelic, Inc., a Delaware corporation (“Oncotelic”). This report is being prepared to provide investors with additional information concerning Oncotelic’s history, and the combined Company’s planned business operations.

Oncotelic’s Business

Oncotelic is a cancer immunotherapy company dedicated to the development of first in class self-immunization protocol (SIP®) candidates for difficult to treat cancers. The company’s proprietary SIP® candidates offer advantages over other immunotherapies because they do not require extraction of the tumor or isolation of the antigens, and they have the potential for broad-spectrum applicability for multiple cancer types. The company’s proprietary product candidates have shown promising clinical activity in phase 2 trials for the treatment of gliomas and pancreatic cancers. The company aims to translate its unique insights, which span more than three decades of original work using RNA therapeutics, into the deployment of antisense as an RNA therapeutic for diseases which are caused by TGF-beta overexpression, starting with cancer and expanding to Duchenne Muscular Dystrophy (DMD) and others.

About Trabedersen/OT-101

Trabedersen (AP12009, OT-101) is a novel antisense oligodeoxynucleotide (ODN) developed by Oncotelic for the treatment of patients with pancreatic carcinoma, malignant melanoma, colorectal carcinoma, high-grade glioma (HGG), and other transforming growth factor beta 2 (TGF-ß2) overexpressing malignancies (e.g. prostate carcinoma, renal cell carcinoma, etc.). Trabedersen is a synthetic 18-mer phosphorothioate oligodeoxynucleotide (S-ODN) complementary to the messenger ribonucleic acid (mRNA) of the human TGF-ß2 gene.

TGF-ß is a multifunctional cytokine with a key role in promoting tumor growth and progression including cell proliferation, cell migration, and angiogenesis. Above all, TGF-ß is a highly potent immunosuppressive molecule. Inhibition of TGF-ß overexpression in tumor tissue represents a novel multimodal treatment principle leading to the reduction of tumor growth, inhibition of metastasis, and restoration of host antitumor immune responses. Despite its recognized pivotal role in cancer, therapeutics targeting TGF-ß have not been successful and many have failed due to toxicity issues possibly due to inhibition of TGF-ß1 essential functions. The high level of homology between the various TGF-ß isoforms is making it impossible to create mAb or small molecule inhibitor without TGF-ß1 cross-inhibition. Therefore, Oncotelic chose to target TGF-ß2 only using OT-101 antisense approach. The sequence of OT-101 can only target TGF-ß2 and does not have any impact on other TGF-ß isotypes.

Trabedersen is believed to reverse TGF-ß’s immunosuppressive effects, rendering the tumor visible to a patient’s immune system and resulting in priming and specific activation of the patient’s anti-tumor immune response. OT-101 has completed multiple clinical trials with promising outcomes. OT-101, is being developed as a broad-spectrum anti-cancer drug that can also be used in combination with other standard cancer therapies to establish an effective multi-modality treatment strategy for difficult-to-treat cancers. Oncotelic plans to initiate phase 3 clinical trials for OT-101 in both high-grade glioma and pancreatic cancer. During phase 2 clinical trials in pancreatic cancer, melanoma, and colorectal cancers (Study P001) and in high-grade gliomas (Study G004), meaningful single agent activity with meaningful tumor reduction was observed, and OT-101 exhibited a favorable safety profile. Both partial and complete responses have been observed in the G004 Phase 2 clinical trial of OT-101 as a single agent in patients with aggressive brain tumors.

Oncotelic’s self-immunization protocol (SIP©) is based on the novel and proprietary sequential treatment of cancers with OT-101 (antisense against TGF-ß2) and chemotherapies. Proper Sequencing of treatments is key to optimal immunotherapy. Leveraging from its in-depth knowledge of TGF-beta immunotherapy, Oncotelic ordered the various treatments in the following sequence: (1) expand immune reserve through IL-2 treatment or infusion of immune cells; (2) prime immune response with TGF-ß inhibitor OT-101; (3) boost immune response with chemotherapy; and (4) revitalize the exhausted of immune response with checkpoint inhibitors. This sequential treatment strategy is aimed at achieving effective self-immunization against a patients’ own cancer, resulting in robust therapeutic immune response and consequently better control of the cancer and improved survival. Prolonged states of being cancer-free have been observed in some patients with the most aggressive forms of cancer, raising a renewed hope for a potential cure. The use of OT-101 lifts the suppression of the patient’s immune cells around the cancer tissue, providing the foundation for an effective initial priming, which is critical for a successful immune response. The subsequent chemotherapy results in the release of neoantigens that result in a robust boost of the immune response. This process is termed Xenogenization process and can be: (1) hypermutation by temozolomide in the treatment of brain cancer, (2) immunogenic cell death by taxanes and 5FU in pancreatic cancer, or (3) necrotic cell death by VDA (vascular disrupting agent) in melanoma and MDS. Additionally, the company believes that a rational combination of the Oncotelic SIP platform with immune-modulatory drugs like interleukin 2 (IL-2) and/or immune checkpoint inhibitors has the potential to help achieve sustained and robust immune responses in patients with the most difficult-to-treat forms of cancer. The combination with IL-2 and NK are already partnered with external corporate partners.

Pancreatic Cancer

Pancreatic cancer is associated with the poorest prognosis of gastrointestinal cancers and is expected to become the second leading cause of cancer-related mortality in the USA by 2030. The chance of getting pancreatic cancer is about 1/65, and about 55,000 people will be diagnosed, and about 44,000 will die of pancreatic cancer in 2018 alone. Pancreatic cancer is traditionally considered to be an immune-resistant disease. There is a lack of effector T cells, an abundance of myeloid-derived suppressor T cells, and a dearth of key immune effector and regulatory cells. This may be part of the reason why single-agent checkpoint inhibitors are not as effective in comparison to other diseases. Here is where breaking immune tolerance by inhibiting TGF-ß with OT-101 will have a significant impact.

The P001 trial was an open-label, multicenter dose-escalation study to evaluate the safety and tolerability of OT-101 (TGF-ß2-specific Phosphorothioate Antisense Oligodeoxynucleotide) in adult patients with advanced tumors known to overproduce TGF- ß2, which are not or no longer amenable to established therapies. The primary objective of the study was to determine the maximum tolerated dose (MTD) and the dose-limiting toxicities (DLTs) of two cycles of trabedersen administered intravenously (i.v.) on a 7-days-on/7-days-off or 4-days-on/10-days-off schedule. Secondary objectives included were: (1) determining the safety and tolerability of OT-101 administered intravenously at weekly intervals for four days every other week; (2) assessing the plasma pharmacokinetic profile of OT-101 administered intravenously at weekly intervals and for four days every other week; (3) establishing a suitable determination method and to assess the urine pharmacokinetic profile of OT-101 administered intravenously for four days every other week; (4) determining the effect of OT-101 administered intravenously at weekly intervals and for our days every other week on TGF-ß2 plasma concentration levels; and (5) Assessing the potential antitumor activity of OT-101 administered intravenously at weekly intervals and for four days every other week, as assessed by the effect on tumor size and tumor markers.

Of the 61 patients treated, 37 had advanced treatment failure pancreas cancer, a very difficult-to-treat cancer with an overall survival that is measured in months even with the best available chemotherapy regimens. Globally, over 400 thousand persons die of pancreas cancer each year. MTD was not reached for the 4-days-on/10-days-off schedule which became the schedule adopted for the phase 2 expansion phase of the trial. Disease control (complete response (CR), partial response (PR) or stable disease (SD)) was achieved in 19 of 35 evaluable pancreas cancer patients (54%). Among liver mets only patients, there are exceptional single-agent activity and survival. Patient 1006 was pushed to complete response (CR) and survived as far out as 77 mos. This patient failed multiple lines of therapies: (1) surgery: Whipple’s procedure, (2) 1st line: 5-FU/LV, Dose 425 mg/m2, (3) 2nd line: 5-FU/LV, Dose 2600 mg/m2/24hr, (4) 3rd line: Gemcitabine, Dose 1000 mg/m2/week, and (5) went on to OT-101with liver mets and complete response. Patient 1022 was pushed to stable disease (SD) with overall survival of 40 months. This patient had also failed multiple lines of therapies: (1) surgery: Whipple’s procedure, (2) 1st line: radiation therapy (50 Gy), (3) 2nd line: 5FU, and (4) went on to OT-101 with liver mets and stable disease.

OT-101 treatment more than doubled the ratio of patients being able to go onto subsequent chemotherapy versus not being able, and consistent with the expected immunization boost coming from Xenogenization with subsequent chemotherapies (taxanes and 5FU/Cisplatin) as discussed for SIP, those with subsequent chemotherapy exhibited increased mOS and more than doubled their 1 yr survival. Patients treated with the non-SIP agent did not exhibit these properties.

Gliomas

Brain tumors in the United States are rare and only accounted for 2% of all adult cancers. However, the rate of brain tumors on the rise for the last 30 years. The more common and most malignant form of brain tumors – glioblastoma (GBM) has more than doubled from 2.4 to 5.0 per 100,000. In the face of this increase, treatment remained essentially unchanged during the last decade. And despite aggressive surgery followed by radiation and/or chemotherapy, GBM has the worst five–year survival rates among all human cancers, with an average survival from diagnosis of only about 1 year and less than 5% of the patient survived after 5 years. On top of it all, GBM will recur or regrow in most patients. Treatment of recurring a high-grade GBM that has recurred does not always improve survival compared with hospice care alone and deciding when to stop treating the cancer and entering into hospice care is frequently recommended when the patient is unlikely to live longer than six months.

GBM resilience and persistence is in stark contrast with the recent excitement in oncology where Immuno Oncology (IO) agents have shown promise to be curative by driving the immune cells to attack the tumors. Though extraordinarily effective against the growing number of tumors, IOs have been ineffective against GBM. GBM is generally considered immunologically “cold” with few immune effector cells needed for successful immunotherapy. The overexpression of transforming growth factor-beta 2 (TGF-ß2) is associated with poor prognosis of tumors and plays a key role in malignant progression of various tumors including GBM by inducing proliferation, metastasis, angiogenesis, and immunosuppression. Oncotelic is developing a novel TGF- ß2 antisense agent (OT-101) as immunotherapy against GBM.

G004 is a multinational, multicenter, open-label, randomized, active-controlled, parallel-group study in adult patients with either recurrent or refractory AA (WHO grade III) or recurrent or refractory GBM (WHO grade IV). There were 3 treatment groups: (1) 10 µM Trabedersen, (2) 80 µM Trabedersen, and (3) standard chemotherapy (mostly TMZ). Tumor control rate at 6 months was the primary endpoint. Response assessment included the tumor control rate and the overall response rate, which were assessed at 6, 12, and 14 months by central MRI reading. The tumor control rate was defined as the percentage of patients with either CR, PR, or SD and the overall response rate was defined as percentage of patients with either CR or PR. An independent blinded central MRI reading was performed to obtain a standardized response assessment for the efficacy analysis. Central reading was performed by 2 independent neuroradiologists with an additional adjudicator deciding in case of conflicting opinions.

All patients had previous tumor surgery, almost all patients had previous radiation therapy, and more than half of the patients had received previous chemotherapy. A total of 134 patients, 89 patients in the OT-101 test group and 45 patients in the standard chemotherapy control group were assessed. Objective responses were observed among the 87 evaluable patients treated with OT-101: (1) Best Objective Responses were: 5 CR (5.9%), 14 PR (16.5%), 28 SD (31.8%), and 40 PD (45.9%); and (2) Confirmed Best Objective Responses were: 4 CR (4.7%), 12 PR (12.9%), 31 SD (36.5%), and 40 PD (45.9%). Best Objective Responses were confirmed with deeper tumor reduction and improved Overall Survival (OS): CR: >66mos, PR: 36.9 mos, SD: 14.7 mos, and PD: 5.5mos.

Drug-Induced Xenogenization (DIX), was found to be the result of pharmacologically-driven mutational events generating tumor neoantigen(s) able to induce T-cell mediated immune responses. Alkylating agents such as TMZ possess high DIX properties, being by far more potent as compared to several other antitumor mutagenic compounds. The repeated mutational damage should eventually breakthrough the innate immune resistant of the tumor resulting in improved overall survival. TMZ/Alkylating agent overtreatment in recalcitrant patients indeed caused improved response and improved OS. Patients exposed to TMZ/Alkylating agent all along 1st, 2nd, 3rd line of treatment exhibited increased long term survival as expected for immunotherapy. However, xenogenization has undesired consequences including secondary tumors. Risk of Secondary Hematological Malignancies (SHM) is 7.7 ± 3.2% at 10 years with the incidence increasing with subsequent exposure on 2nd line and beyond. Treatment with OT-101 reduced required TMZ/Alkylating agent to a single 3rd line following OT-101. During the G004 phase 2b clinical trial of OT-101, the 2-year survival of 64 pts treated with OT-101/TMZ increased to 46.9% versus traditional TMZ treatment of 6.3% in the same trial and 5.6% and 3.3% previously reported for TMZ in 1st recurrent glioblastoma. This treatment protocol would suggest that OT-101/TMZ is an effective self immunization protocol for long term survival benefits without undue risk for SHM.

Board of Directors

The Company’s Board of Directors is currently comprised of two members:

Vuong Trieu, Ph.D. is the founder and chairman of Oncotelic was recently appointed to the Company’s Board of Directors and was appointed to serve as Chairman of the Board. Dr. Trieu has been involved in drug discovery, development, and commercialization for over 25 years, including his contributions as co-inventor of Abraxane®. He has served as Chairman and Chief Executive Officer of Oncotelic, Inc. since its formation in 2015. He previously served as Executive Chairman and Interim CEO of Marina Biotech from 2016 to 2018. Marina Biotech is a developer of tkRNA for the treatment of FAP/CRC (Familial adenomatous polyposis/Colorectal Cancer). He also served as President and CEO of IgDraSol, Inc.--developer of a 2nd generation Abraxane—beginning in 2012 until its acquisition by Sorrento Therapeutics, Inc. in 2013. He served as Chief Scientific Officer for Sorrento Therapeutics, Inc. and a member of that company’s board of directors from 2013 until 2014. Previously, Dr. Trieu was Sr. Director of Pharmacology/Biology at Abraxis Bioscience/Celgene. There, Dr. Trieu led the preclinical, clinical and PK/biomarker development of Abraxane, and was the co-inventor of the intellectual property covering Abraxane. Previously, Dr. Trieu held positions at Genetic Therapy/Sandoz (leading the adenoviral gene therapy program against atherosclerosis), Applied Molecular Evolution (AME)/Lily (leading the expression, purification, and preclinical testing of mAb therapeutics) and Parker Hughes Institute (Director of Cardiovascular Biology program that evaluated a series of small molecules and biologics against preclinical models of atherosclerosis, dyslipidemia, stroke, ALS, and restenosis). Dr. Trieu holds a PhD in Microbiology, BS in Microbiology and Botany. He is a member of ENDO, ASCO, AACR, and many other professional organizations. Dr. Trieu published widely in oncology, cardiovascular, and drug development. Dr. Trieu has over 100 patent applications and 39 issued US patents.

William D. Schwieterman, M.D. Since served as President and Chief Executive Officer of Mateon from 2015 until the merger with Oncotelic. Dr. Schwieterman has also been an independent consultant to biotech and pharmaceutical companies, including to Mateon, specializing in clinical development since July 2002. Dr. Schwieterman is a board-certified internist and a rheumatologist. Dr. Schwieterman was previously a part-time employee of Perceptive Advisors, LLC, a hedge fund based in New York, NY. From 2009 to 2014, Dr. Schwieterman was the Chief Medical Officer of Chelsea Therapeutics, Inc., a publicly traded biopharmaceutical development company, where he led the Chelsea Therapeutics clinical development team toward the approval of droxidopa for the treatment of symptoms of Parkinson’s disease and other neurogenerative diseases. Dr. Schwieterman was formerly Chief of the Medicine Branch and Chief of the Immunology and Infectious Disease Branch in the Division of Clinical Trials at the Food and Drug Administration (the “FDA”). In these capacities and others, Dr. Schwieterman spent 10 years at the FDA in the Center for Biologics overseeing a wide range of clinical development plans for a large number of different types of molecules. Dr. Schwieterman holds a B.S. and M.D. from the University of Cincinnati. Dr. Schwieterman does not currently serve and has not served in the past five years, as a member of the board of directors of another reporting company or of any registered investment company.

The Company intends to appoint additional members to its five-person Board of Directors following applicable notice and waiting periods imposed by Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Executive Officers

The following individuals now serve as the executive officers for the Company:

Chief Executive Officer	Vuong Trieu, Ph.D.
Chief Financial Officer	Matthew M. Loar.
Chief Medical Officer	Fatih Uckun, M.D. Ph.D.
Chief Technology Officer	Chulho Park, Ph.D.

Vuong Trieu, Ph.D. [biography above].

Matthew M. Loar was appointed the Company’s Chief Financial Officer in July 2015. Mr. Loar was previously Chief Financial Officer of KineMed, Inc., a privately held biotechnology company, from January 2014 to July 2015. From January 2010 to January 2014, Mr. Loar was an independent financial consultant to companies in the biopharmaceutical industry. While consulting, he also served as acting Chief Executive Officer and Chief Financial Officer of Neurobiological Technologies, Inc. (NTI), a publicly traded pharmaceutical company, from February 2010 through February 2019 and as Chief Financial Officer of Virolab, Inc., a biotechnology company, from May 2011 to August 2012. Previously, he was Chief Financial Officer of NTI from April 2008 to December 2009. Earlier in his career, Mr. Loar was Chief Financial Officer of Osteologix, Inc., a publicly traded pharmaceutical company, from 2006 to 2008, and of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company, from 1995 to 2006. Mr. Loar received a B.A. in Legal Studies from the University of California, Berkeley and is a Certified Public Accountant (inactive) in California.

Fatih Uckun, M.D., Ph.D. was appointed Oncotelic Inc.’s Chief Medical Officer in January 2019. Before joining Oncotelic, Dr. Uckun served as Head of Immuno-Oncology at Ares Pharmaceuticals (from 2015 to 2019) and Executive Medical Director and Strategy Lead in Global Oncology and Hematology at Syneos Health (from 2017 to 2018). Prior to this, he was Vice President of Research and Clinical Development at Nantkwest, Chief Scientific Officer of Jupiter Research Institute and, before that, held senior-level scientific and research positions at Parker Hughes Institute and its cancer center, Paradigm Pharmaceuticals, and the Children’s Cancer Study Group. From 2012-2015, Dr. Uckun served as chair of the Biotargeting Working Group and a Member of the Coordination and Governance Committee of the NCI Alliance for Nanotechnology in Cancer. From 2009 to 2015 he was a Professor of Pediatrics and Head of Translational Research in Leukemia and Lymphoma of the Children’s Center for Cancer and Blood Diseases at the University of Southern California. During his tenure at the University of Minnesota from 1986 to 1997, Dr. Uckun worked as a Professor of Therapeutic Radiology-Radiation Oncology, Pharmacology, and Pediatrics as well as Director of the Biotherapy Institute at the University of Minnesota, where he became the first recipient of the Endowed Hughes Chair in Biotherapy. Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous awards for his work on monoclonal antibodies, recombinant cytokines and fusion proteins, radiation sensitizers, kinase inhibitors and targeted therapeutics for difficult-to-treat cancers, including the Stohlman Memorial Award of the Leukemia Society of America, the highest honor given to a Leukemia Society Scholar. He has published more than 500 peer-reviewed papers, authored numerous review articles and book chapters and is an inventor on numerous patents.

Chulho Park, Ph.D. has strong biopharmaceutical research and development and leadership experience across diverse biotech and pharma settings. He has served as the Chief Business Officer of Oncotelic since its formation in 2015. Prior to that he was the Chief Executive Officer and Founder of MabPrex from 2010 to 2018, where he led the pharmaceutical development of therapeutic antibodies as well as small molecule drugs. He served as President of Pharmaceutical Development at IgDraSol, Inc. from January 2013 through its sale to Sorrento Therapeutics, Inc. in September 2013. Dr. Park led the CMC development at IgDraSol bringing manufacturing of the drug product to US FDA’s manufacturing standard. Previously, Dr. Park has held positions with Eli Lilly & Company, Applied Molecular Evolution, and aTyr Pharma Inc.

Investor Presentation

From time to time, representatives of the Company and Oncotelic conduct meetings with investors, analysts and other third parties regarding the Company in which the Company uses a corporate slide presentation. A copy of the Company’s current corporate slide presentation, dated April 30, 2019 is attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Presentation”).

The information contained in the Presentation is summary information that is intended to be considered in the context of the Company’s filings made with the Securities and Exchange Commission and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other Current Reports or documents with the SEC, through press releases or through other public disclosure. Inclusion of information in this report and in the Presentation shall not constitute an admission as to the materiality of any information that is required to be disclosed solely by reason of Regulation FD.

Information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants, as they relate to the Company, Oncotelic or the management of either company, before or after the Merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the second tranche of the Bridge Financing; the adequacy of the post-Merger combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the post-Merger combined company; and the executive and board structure of the post-Merger combined company. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, uncertainties as to the timing of the consummation of the second tranche of the Bridge Financing, and the ability of the Bridge Investors and Mateon to consummate the second tranche of the Bridge Financing. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019. Forward looking statements are based on information available and assumptions as of the date of this report. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	Investor Presentation	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: April 30, 2019	/s/ Vuong Trieu
By: Vuong Trieu
Chief Executive Officer